UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 5, 2023
FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2023

On April 5, 2023, Telephone and Data Systems, Inc. filed a definitive proxy statement (the “Proxy Statement”) for its 2023 Annual Meeting of Shareholders to be held on May 18, 2023 (the “Annual Meeting”) with the Securities and Exchange Commission.

This Proxy Statement Supplement (the “Supplement”) updates and replaces the table (the “Table”) under “A summary of the matters being presented and important voting information is provided below:” on page 1 of the Proxy Statement. The updates to the Table as it appeared in the Proxy Statement include (i) clarifying that abstentions will have no effect on Proposal 5, which relates to the frequency of say-on-pay votes and (ii) adding a new footnote to the Table explaining that the Board of Directors will consider, as appropriate, the option of every year, every two years or every three years receiving the most votes as the shareholders’ recommendation with regard to Proposal 5.

This Supplement should be read in conjunction with the Proxy Statement. Except as described in this Supplement, none of the proposals or information presented in the Proxy Statement is affected by this Supplement. From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.
Revised text of the Table:

Voting Matters	Board's Recommendations	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
1. Election of Directors • Four director nominees elected by holders of Common Shares • Eight director nominees elected by holders of Series A Common Shares	FOR all nominees	For or Withhold authority to vote for such director nominee	*	N/A	No effect	6
2. Ratify independent registered public accountants	FOR	For, Against or Abstain	**	Will have the same effect as a vote against	N/A	22
3. Approve Compensation Plan for Non-Employee Directors	FOR	For, Against or Abstain	**	Will have the same effect as a vote against	No effect	24
4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")	FOR	For, Against or Abstain	**	Will have the same effect as a vote against	No effect	26
5. Approve, on an advisory basis, the frequency of Say-on-Pay votes or "Say-on-Frequency"	Every YEAR	Every Year, Every Two Years, Every Three Years or Abstain	***	No effect	No effect	27
6. Proposal submitted by a shareholder	AGAINST	For, Against or Abstain	**	Will have the same effect as a vote against	No effect	65
* Directors will be elected by a plurality of the votes cast by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.

** The approval of Proposals 2, 3, 4 and 6 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on the proposal which are present in person or represented by proxy at the meeting.

*** The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be considered, as appropriate, by the Board of Directors as the shareholders’ recommendation as the frequency of future Say-on-Pay votes.
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This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke or your prior vote, please refer to the disclosure in the Proxy Statement under “Questions and Answers - Can I change my vote or revoke my proxy?” on how to do so.